Exhibit 10.4c

ALLIANT ENERGY CORPORATION

PERFORMANCE SHARE AGREEMENT

THIS PERFORMANCE SHARE AGREEMENT is made and entered into as of this ___ day of February, 2009 (the “Grant Date”) by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [Employee], a key employee of the Company (“Employee”).

R E C I T A L S

WHEREAS, the Company has in effect the Alliant Energy Corporation 2002 Equity Incentive Plan, as Amended and Restated (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement (defined terms used herein which are not otherwise defined shall have the meaning set forth in the Plan);

WHEREAS, one of the purposes of the Plan is to permit the grant of various equity-based incentive awards, including performance shares (the “Performance Shares”), to be granted to certain Key Employees of the Company and any of its Affiliates;

WHEREAS, the Employee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company or its Affiliates; and

WHEREAS, the Company desires the Employee to remain as an employee of the Company or its Affiliates and wishes to provide the Employee with the opportunity to secure or increase his or her stock ownership in the Company in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.

Award. Subject to the terms of this Agreement and the Plan, the Employee is hereby granted _______Performance Shares on the date first written above (the “Grant Date”). Performance Shares granted under this Agreement are units that will be reflected in a book account maintained by the Company during the Performance Period, and that will be settled in cash and/or shares of Common Stock, $.01 par value, of the Company (“Common Stock”) to the extent provided in this Agreement and the Plan.

2.	Performance Period. The “Performance Period” is the period beginning on January 1, 2009 and ending on December 31, 2011.
3.

Settlement of Awards. The Company shall deliver to the Employee one share of Common Stock (or cash equal to the fair market value of one share of Common Stock) for each Performance Share earned by the Employee, as determined in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement. The earned Performance Shares payable to the Employee in accordance with the provisions of this Paragraph 3 shall be paid solely in shares of Common Stock, solely in cash based on the fair market value of the Common Stock (determined based on the average of the high and low sales prices for the Common Stock on the first business day next following the last day of the Performance Period, as reported on the New York Stock Exchange), or in a combination of the two, as determined by the Committee in its sole discretion, except that cash shall be distributed in lieu of any fractional share of Common Stock.

4.

Time of Payment. Except as otherwise provided in this Agreement, payment of Performance Shares earned in accordance with the provisions of Paragraph 3 will be delivered as soon as practicable after the end of the Performance Period, subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals, provided, however, the payment is made not later than 75 days following the Performance Period.

5.

Retirement, Disability, or Death During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of the Employee’s Retirement, Disability, involuntary termination without Cause, or death, the Employee shall be entitled to a prorated value of the Performance Shares earned in accordance with Exhibit 1, determined at the end of the Performance Period, and based on the ratio of the number of months the Employee was employed during the Performance Period to the total number of months in the Performance Period.

6.

Other Terminations of Employment During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period for any reason other than the Employee’s Retirement, Disability, involuntary termination without Cause, or death, the Performance Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Employee will be entitled to receive a pro rata or other portion of the Performance Shares as determined at the end of the Performance Period in accordance with Exhibit 1.

7.

Change in Control. If a Change in Control occurs during the Performance Period and at least 180 days after the date the Performance Shares were granted, and the Employee’s termination does not occur before the Change in Control date, then the Employee shall earn the Performance Shares that would have been earned by the Employee in accordance with Exhibit 1 as if 100% of the Performance Goal or Goals set forth in Exhibit 1 for the Performance Period had been achieved, but prorated based on the ratio of the number of months the Employee is employed during the Performance Period through the date of the Change in Control, to the total number of months in the Performance Period. Notwithstanding the provisions of Paragraph 3, the value of Performance Shares earned in accordance with the foregoing provisions of this Paragraph 7 shall be delivered to the Employee in a lump sum cash payment as soon as practicable after the occurrence of the Change in Control, with the value of a Performance Share equal to the fair market value of a share of Common Stock determined under the provisions of Paragraph 3 as of the date of the Change in Control. Distributions to the Employee under Paragraph 3 shall not be affected by payments under this Paragraph 7, except that before payments are made under Paragraph 3, and after all computations required under Paragraph 3 have been made, the number of Performance Shares earned by the Employee shall be reduced by the number of Performance Shares with respect to which payment was made to the Employee under this Paragraph 7. The Employee shall not be required to repay any amounts to the Company on account of any distribution made under this Paragraph 7 for any reason, including failure to achieve the Performance Goal or Goals.

8.	Definitions. The following sets forth definitions of certain terms used in this Agreement:
(a)

Cause. The term “Cause” means, but is not limited to, (1) embezzlement of funds of the Company or an Affiliate, (2) fraud, (3) the engaging by the Employee in conduct not taken in good faith which has caused demonstrable financial or reputational harm to the Company, (4) commission of a felony which impairs the Employee’s ability to perform the Employee’s duties and responsibilities and (5) continuing willful and unreasonable refusal by the Employee to perform Employee’s duties or responsibilities. The Board of Directors of the Company (the “Board”), by a majority vote, shall make the determination of whether Cause exists.

(b)	Change in Control. The term “Change in Control” means the occurrence of any one of the events set forth in the following paragraphs:
(i)

any Person (other than (A) the Company or any subsidiary of the Company (each a “Subsidiary”), (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Grant Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Grant Date, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Grant Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any Subsidiary) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareowners of the Company at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, provided further, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

(iii)

the Company after the Grant Date, consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Grant Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv)

the shareowners of the Company approve a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the shares of Common Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(c)	Disability. “Disability” shall have the meaning provided in the Alliant Energy Cash Balance Plan.
(d)	Retirement. “Retirement” of the Employee shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 with 10 years of service.
9.

Nontransferability of Performance Shares. The Performance Shares shall not be assignable, alienable, saleable or transferable by the Employee other than by will or the laws of descent and distribution prior to settlement of the awards pursuant to Section 3; provided, however, that the Employee shall be entitled, in the manner provided in Paragraph 11 hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to the Performance Shares upon the death of the Employee. The Performance Shares may be exercised during the lifetime of the Employee only by the Employee or, if permitted by applicable law, the Employee’s guardian or legal representative.

10.

Dividends and Voting Rights. Employee shall not have the right to vote the Performance Shares and shall not have the right to receive cash dividends, stock dividends or any other distributions made with respect to the Company’s common stock on the Performance Shares until after the Performance Period when the number of Performance Shares to be awarded can be determined.

11.

Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Employee such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

The Employee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold shares of Common Stock otherwise issuable to the Employee (the “Withholding Election”) having a fair market value on the date income is recognized (the “Tax Date”) pursuant to the settlement of the Performance Shares equal to the minimum amount required to be withheld. If the number of shares of Common Stock withheld to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld shall be reduced to the next lower whole number and the Employee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

12.	Designation of Beneficiary.
(a)

The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Employee in accordance herewith (the person who is the Employee’s beneficiary at the time of his or her death is herein referred to as the “Beneficiary”) shall be entitled to payouts hereunder, to the extent they are made, after the death of the Employee. The Employee may from time to time revoke or change his or her beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

(b)

If no such Beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the Performance Shares or any payout thereunder, the Company may refuse to settle such matter, without liability for any interest or dividends on the Performance Shares, until the Committee determines the person entitled to the Performance Shares or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

13.

Transfer Restriction. Any shares of Common Stock delivered pursuant to Section 3 hereof may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 (the “Act”), as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of the Act.

14.

Status of Employee. The Employee shall not be deemed for any purposes to be a shareowner of the Company with respect to any of the Performance Shares except to the extent that the Company has delivered shares of Common Stock pursuant to Section 3 hereof. Neither the Plan nor the Performance Shares shall confer upon the Employee any right to continue as an employee of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment or directorship of the Employee at any time.

15.

Powers of the Company Not Affected. The existence of the Performance Shares shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

16.

Interpretation by the Committee. As a condition of the granting of the Performance Shares, the Employee agrees, for himself or herself and for his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

17.	Miscellaneous.
(a)	This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
(b)	This Agreement may not be amended or modified except by the written consent of the parties hereto.
(c)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.

ALLIANT ENERGY CORPORATION

(the “Company”)

By:__________________________

Its: Executive Vice President and General Counsel

EMPLOYEE:

_____________________________

I understand that I have the right to name one or more primary beneficiaries and one or more contingent beneficiaries to receive benefits in the event that my primary beneficiaries die.

I hereby make the following beneficiary designations:

Primary Beneficiary:	Contingent Beneficiary:
Name: _____________________________	_____________________________
Address: _____________________________	_____________________________
Relationship: _____________________________	_____________________________

(attach a piece of paper with the appropriate information for any multiple beneficiaries, including the manner of splitting the benefit between beneficiaries of the same class; if not provided otherwise, all sums payable to more than one beneficiary of the same class shall be paid equally to those beneficiaries living at the time of your death)

EXHIBIT 1

Performance Share Grant – PERFORMANCE GOALS

1.

Purpose: The purpose of this Exhibit 1 is to set forth the Performance Goal or Goals that will be applied to determine the amount of the award to be made under the terms of the attached Performance Share Agreement (the “Agreement”). This Exhibit 1 is incorporated into and forms a part of the Agreement.

[Employee]	2009
Fair Market Value as of January 2, 2009	$_____
Date of Grant	02/__/09
Performance Share Target	[Number]
Performance Cycle	January 1, 2009 through December 31, 2011

2.

Performance Goals: Each performance share award will be based on the Company’s Total Shareholder Return (TSR) performance (which represents stock price appreciation plus dividends reinvested) based on the three-year average relative to an investor-owned utility peer group. The peer group is defined as companies that comprise the S&P Midcap Utilities index.

3.

Amount of Award: Actual awards will be based on company performance as specified above, and can range from 0 to 200 percent of target. The amount distributable to the Participant shall be determined in accordance with the following schedule:

3-yr Total Shareholder Return – Percentile Relative to Peer Group*	% of Target Value Paid Out
90th percentile or greater	200%
80th Percentile	175%
70th Percentile	150%
60th Percentile	125%
50th Percentile	100%
45th Percentile	75%
40th Percentile	50%
Below 40th Percentile	0%

* Peer Group consists of companies comprising the S&P Mid-Cap Utilities.

4.

Performance Share payout: Subject to the terms of the Plan, Performance Shares will be paid in Alliant Energy shares, or a combination of cash and shares, as soon as practicable at the end of each performance cycle, but not later than seventy-five days following the end of the performance cycle.